UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 4, 2005 (August 3, 2005)
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On August 4, 2005, Regeneron Pharmaceuticals, Inc. announced its financial and operating results for the quarter and six months ended June 30, 2005. A copy of the news release is attached hereto as Exhibit 99(a) and is incorporated herein by reference.
Effective January 1, 2005, Regeneron began recognizing non-cash compensation expense related to employee stock option awards (Stock Option Expense) in operating expenses in accordance with Statement of Financial Accounting Standards No. 123 (SFAS No. 123). Prior to the adoption of SFAS No. 123, compensation expense related to employee stock options was not reflected in operating expenses and prior period operating results have not been restated.
The news release includes certain financial measures that are calculated in a manner different from generally accepted accounting principles (GAAP) and are considered non-GAAP financial measures under United States Securities and Exchange Commission rules. Non-GAAP financial measures for the three and six months ended June 30, 2005 included in the news release are: (1) pro forma net income (loss) and pro forma net income (loss) per share (basic and diluted), exclusive of Stock Option Expense and (2) research and development expenses, general and administrative expenses, and contract manufacturing expenses, all exclusive of Stock Option Expense. Our management does not intend that the presentation of non-GAAP financial measures be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Our management believes that the non-GAAP financial measures described above present helpful information to investors and other users of Regeneron’s financial statements by providing greater transparency about the nature of and trends in our operating expenses and net income (loss) and a more useful basis for comparing our operating results for the three months and six months ended June 30, 2005 and 2004. In addition, our management uses non-GAAP financial measures which exclude Stock Option Expense internally for operating, budgeting, and financial planning purposes. The news release includes tables which provide a reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP in the news release.

Item 8.01	Other Events
On August 3, 2005, the plaintiffs and Regeneron entered into a Stipulation and Agreement of Settlement (the “Settlement”) settling all claims against the Company in In re Regeneron Pharmaceuticals, Inc. Securities Litigation, Civ. A. No. 03 CV 3111 (RWS), a securities class action lawsuit brought in the United States District Court for the Southern District of New York on behalf of a putative class of shareholders who purchased Regeneron’s securities on the open market between March 28, 2000 and March 30, 2003. The Settlement requires no payment by Regeneron or any of the individual defendants named in the lawsuit. The Company's primary insurance carrier agreed to make the required payment under the Settlement, which is in an immaterial amount to Regeneron. The Settlement includes no admission of wrongdoing by Regeneron or any of the individual defendants. The Settlement must be finally approved by the United States District Court for the Southern District of New York following notice and hearing.
Separately, the plaintiffs and the individual defendants named in the lawsuit entered into a Stipulation of Voluntary Dismissal, dismissing all claims against the individuals. This voluntary dismissal shall automatically become a dismissal with prejudice, without costs, upon the court entering an order and final judgment approving the Settlement.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
     99(a) Press Release of Regeneron Pharmaceuticals, Inc. dated August 4, 2005.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: August 4, 2005	By:	/s/ Stuart Kolinski

Stuart Kolinski
Vice President and General Counsel

Exhibit Index

Number	Description
99(a)	Press Release of Regeneron Pharmaceuticals, Inc. dated August 4, 2005.

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